EXHIBIT 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On May 14, 2025, Excelerate Energy Limited Partnership (“EELP”), a subsidiary of Excelerate Energy, Inc. (the “Company” or “Excelerate”), completed the transactions contemplated by the Equity and Asset Purchase Agreement, dated as of March 26, 2025 (the “Purchase Agreement”), by and among Atlantic Energy Holdings LLC (“Seller”), New Fortress Energy Inc. (“NFE” and, together with Seller, the “NFE Parties”) and EELP. Pursuant to the Purchase Agreement, EELP acquired the NFE Parties’ business in Jamaica (the “Jamaica Business”) from the NFE Parties (the “Acquisition”) for an aggregate initial purchase price of $1.055 billion, in cash, subject to certain adjustments for cash, indebtedness, transaction expenses, working capital and liquefied natural gas and fuel inventory.

Under the terms of the agreement, Excelerate acquired the assets and operations of the Montego Bay LNG Terminal, the Old Harbour LNG Terminal, and the Clarendon combined heat and power co-generation plant (“CCHP”). Excelerate also entered into two new operating leases to service the facilities and provide regasification services.

On March 31, 2025, the Company and EELP entered into an underwriting agreement (the “Underwriting Agreement”) relating to an underwritten public offering (the “Equity Offering”) of 6,956,522 shares (the “Firm Shares”) of the Company’s Class A Common Stock. The offering price of the Firm Shares to the public was $26.50 per share, and the underwriters agreed to purchase the Firm Shares from the Company pursuant to the Underwriting Agreement at a price of $25.308 per share. Under the terms of the Underwriting Agreement, the Company granted the underwriters an option, exercisable for 30 days, to purchase up to an additional 1,043,478 shares (together with the Firm Shares, the “Shares”) of the Company’s Class A Common Stock at the same price per share as the Firm Shares. The Equity Offering closed on April 2, 2025. The underwriters’ option was fully exercised and subsequently closed on May 1, 2025. The net proceeds from the Equity Offering to the Company from the sale of the Shares, after deducting underwriting discounts and commissions and estimated offering expenses, were approximately $201.8 million.

On May 5, 2025, EELP closed on an offering (the “Debt Offering”) of $800 million in aggregate principal amount of 8.000% unsecured senior notes due 2030 (the “2030 Notes”). The 2030 Notes were issued pursuant to an Indenture, dated as of May 5, 2025, by and among EELP, the Guarantors a party thereto and U.S. Bank Trust Company, National Association, as trustee, paying agent and registrar (the “Indenture”), will mature on May 15, 2030 and were issued at par. As a result of the Debt Offering and Equity Offering, the amount available under the previously announced senior secured bridge term loan facility was reduced to zero.

Collectively, the Acquisition, the Equity Offering and the Debt Offering are referred to as the “Transactions.” Excelerate used the net proceeds from the Equity Offering and Debt Offering, along with cash on hand to (i) fund the consideration paid by the Company in the Acquisition of the Jamaica Business, (ii) repay the outstanding borrowings under the Company’s term loan facility, and (iii) pay related fees and expenses for the Equity Offering and the Debt Offering.

Excelerate and the NFE Parties prepared their respective historical financial statements in accordance with U.S. GAAP. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), Excelerate was treated as the acquirer for accounting purposes and accounted for the Acquisition as an acquisition of a business.

The unaudited pro forma combined balance sheet at March 31, 2025 was prepared as if the Transactions had occurred on March 31, 2025; the unaudited pro forma combined statements of income for the three months ended March 31, 2025 and for the year ended December 31, 2024 were prepared as if the Transactions had occurred on January 1, 2024. The unaudited pro forma combined financial statements have been derived from the historical consolidated financial statements of the Company and the Jamaica Business.

The unaudited pro forma combined financial statements and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by the Company’s management. Accordingly, actual results could differ materially from the pro forma information. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma combined financial statements are described in the accompanying notes. Significant estimates and assumptions include, but are not limited to, the preliminary purchase price allocation, based upon estimates of fair value of the assets and liabilities of the Jamaica Business as of March 31, 2025. Management believes that the assumptions used to prepare the unaudited pro forma combined financial statements and accompanying notes provide a reasonable and supportable basis for presenting the significant estimated effects of the Transactions. However, the estimates and assumptions are subject to change as additional information becomes available. The following unaudited pro forma combined statements of income do not purport to represent what the Company’s results of operations would have been if the Transactions had occurred on January 1, 2024. The unaudited pro forma combined balance sheet does not purport to represent what the Company’s financial position would have been if the Transactions had occurred on March 31, 2025. For purposes of the unaudited pro forma combined financial statements, the adjustments related to the Equity Offering and the Debt Offering to effectuate the Transactions are shown in a separate column as “Financing Adjustments.”

The unaudited pro forma combined financial statements should be read together with the following:

(i)
the Company’s audited historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”) on February 27, 2025;

(ii)
the Jamaica Business’s audited historical combined financial statements and related notes for the year ended December 31, 2024, which is attached as Exhibit 99.1 to the Company’s Amendment No. 1 to its Current Report on Form 8-K, filed with the SEC on July 29, 2025 (the “Form 8-K/A”);
(iii)
the Company’s unaudited historical consolidated financial statements and related notes included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2025, filed with the SEC on May 8, 2025;
(iv)
the Jamaica Business’s unaudited historical combined financial statements and related notes for the three months ended March 31, 2025, which is attached as Exhibit 99.2 to the Form 8-K/A; and
(v)
the Purchase Agreement, which is attached as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on March 27, 2025.

The unaudited pro forma combined financial statements have been prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using assumptions set forth in the notes herein. Article 11 permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected to present Management’s Adjustments in the unaudited pro forma combined financial statements.

Excelerate Energy, Inc.

Pro Forma Combined Balance Sheet (Unaudited)

As of March 31, 2025

(In thousands)

	Excelerate As Reported	Jamaica Business As Adjusted – Note 2	Transaction Accounting Adjustments – Note 3		Financing Adjustments – Note 5		Pro Forma Combined Excelerate
ASSETS
Current assets
Cash and cash equivalents	$619,469	$8,558	$(1,069,930)	(a)	$627,604	(a)	$387,498
					201,797	(b)
Current portion of restricted cash	3,554	636	—		—		4,190
Accounts receivable, net	85,679	87,106	(48,583)	(a)	—		124,202
Current portion of net investments in sales-type leases	44,393	—	—		—		44,393
Inventories	1,089	40,532	(14,223)	(a)	—		27,398
Other current assets	25,635	7,306	(870)	(a)	(850)	(a)	30,621
					(600)	(b)
Total current assets	779,819	144,138	(1,133,606)		827,951		618,302
Restricted cash	14,582	—	—		—		14,582
Property and equipment, net	1,627,715	307,935	117,217	(a)	—		2,052,867
Right-of-use assets	26,491	118,828	54,696	(a)	—		200,015
Net investments in sales-type leases	365,507	—	—		—		365,507
Investments in equity method investee	19,425	—	—		—		19,425
Intangible assets, net	—	—	380,000	(a)	—		380,000
Goodwill	—	—	253,383	(a)	—		253,383
Deferred tax assets, net	26,997	651	(651)	(a)	—		26,997
Other assets	56,907	30,966	(12,352)	(a)	—		75,521
Total assets	$2,917,443	$602,518	$(341,313)		$827,951		$4,006,599
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$48,267	$4,071	$—		$—		$52,338
Accrued liabilities and other liabilities	74,364	27,880	7,062	(a)	(850)	(a)	139,115
			29,419	(b)	(600)	(b)
			1,840	(c)
Current portion of deferred revenues	30,667	1,645	—		—		32,312
Current portion of long-term debt	46,993	19,703	(19,703)	(a)	(24,247)	(a)	22,746
Current portion of long-term debt – related party	9,140	156,015	(156,015)	(a)	—		9,140
Current portion of finance lease liabilities	23,841	—	—		—		23,841
Total current liabilities	233,272	209,314	(137,397)		(25,697)		279,492
Long-term debt, net	275,638	198,393	(198,393)	(a)	653,231	(a)	928,869
Long-term debt, net – related party	159,433	55,589	(55,589)	(a)	—		159,433
Operating lease liabilities	3,425	103,999	45,393	(a)	—		152,817
Finance lease liabilities	162,233	42	—		—		162,275
TRA liability	58,955	—	(1,840)	(c)	—		57,115
Asset retirement obligations	44,166	5,389	—		—		49,555
Long-term deferred revenues	27,564	—	—		—		27,564
Other long-term liabilities	21,052	25,111	40,613	(a)	—		86,776
Total liabilities	$985,738	$597,837	$(307,213)		$627,534		$1,903,896
Commitments and contingencies
Class A common stock	27	—	—		8	(b)	35
Class B common stock	82	—	—		—		82
Additional paid-in capital	471,457	4,681	(4,681)	(a)	201,789	(b)	611,905
			(21,163)	(d)	(40,178)	(c)
Retained earnings	82,174	—	(29,419)	(b)	(1,380)	(a)	51,375
Accumulated other comprehensive income	90	—	—		—		90
Treasury stock	(54,628)	—	—		—		(54,628)
Non-controlling interests	1,432,503	—	21,163	(d)	40,178	(c)	1,493,844
Total equity	1,931,705	4,681	(34,100)		200,417		2,102,703
Total liabilities and equity	$2,917,443	$602,518	$(341,313)		$827,951		$4,006,599

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Excelerate Energy, Inc.

Pro Forma Combined Statement of Income (Unaudited)

Three Months Ended March 31, 2025

(In thousands, except share and per share amounts)

	Excelerate As Reported	Jamaica Business As Adjusted – Note 2	Transaction Accounting Adjustments – Note 4		Financing Adjustments – Note 6		Pro Forma Combined Excelerate
Revenues
FSRU and terminal services	$148,365	$—	$—		$—		$148,365
Gas sales	166,725	94,178	5,106	(a)	—		266,009
Total revenues	315,090	94,178	5,106		—		414,374
Operating expenses
Cost of revenue and vessel operating expenses (exclusive of items below)	41,938	—	—		—		41,938
Direct cost of gas sales	160,759	86,237	5,106	(a)	—		231,489
			866	(b)
			(21,479)	(c)
Depreciation and amortization	21,643	5,684	(1,141)	(d)	—		30,299
			4,113	(e)
Selling, general and administrative expenses	21,352	6,584	—		—		27,936
Transition and transaction expenses	3,682	—	—		—		3,682
Total operating expenses	249,374	98,505	(12,535)		—		335,344
Operating income (loss)	65,716	(4,327)	17,641		—		79,030
Other income (expense)
Interest expense	(11,058)	(8,520)	8,444	(f)	(13,757)	(a)	(24,891)
Interest expense – related party	(3,258)	—	—		—		(3,258)
Earnings from equity method investment	596	—	—		—		596
Other income (loss), net	6,154	(43)	—		—		6,111
Income (loss) before income taxes	58,150	(12,890)	26,085		(13,757)		57,588
Provision for income taxes	(6,027)	(103)	(2,812)	(g)	1,426	(b)	(7,516)
Net income (loss)	52,123	(12,993)	23,273		(12,331)		50,072
Less net income attributable to non-controlling interests	40,736	413	9,398	(h)	(9,903)	(c)	40,231
			(413)	(i)
Net income (loss) attributable to shareholders	$11,387	$(13,406)	$14,288		$(2,428)		$9,841

Net income per common share – basic (Note 7)	$0.48						$0.31
Net income per common share – diluted (Note 7)	$0.46						$0.30
Weighted average shares outstanding – basic (Note 7)	23,900,116						31,900,116
Weighted average shares outstanding – diluted (Note 7)	106,751,592						32,730,203

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Excelerate Energy, Inc.

Pro Forma Combined Statement of Income (Unaudited)

Year Ended December 31, 2024

(In thousands, except share and per share amounts)

	Excelerate As Reported	Jamaica Business As Adjusted – Note 2	Transaction Accounting Adjustments – Note 4		Financing Adjustments – Note 6		Pro Forma Combined Excelerate
Revenues
FSRU and terminal services	$612,164	$—	$—		$—		$612,164
Gas sales	239,273	357,519	19,368	(a)	—		616,160
Total revenues	851,437	357,519	19,368		—		1,228,324
Operating expenses
Cost of revenue and vessel operating expenses (exclusive of items below)	215,610	—	—		—		215,610
Direct cost of gas sales	227,745	318,990	19,368	(a)	—		479,619
			2,895	(b)
			(89,379)	(c)
Depreciation and amortization	98,939	23,115	(4,924)	(d)	—		133,588
			16,458	(e)
Selling, general and administrative expenses	94,148	33,731	—		—		127,879
Transition and transaction expenses	—	—	29,419	(j)	—		29,419
Total operating expenses	636,442	375,836	(26,163)		—		986,115
Operating income (loss)	214,995	(18,317)	45,531		—		242,209
Other income (expense)
Interest expense	(47,365)	(36,521)	35,799	(f)	(53,508)	(a)	(101,595)
Interest expense – related party	(13,657)	—	—		—		(13,657)
Earnings from equity method investment	2,247	—	—		—		2,247
Other income (loss), net	22,913	(1,242)	—		—		21,671
Income (loss) before income taxes	179,133	(56,080)	81,330		(53,508)		150,875
Provision for income taxes	(26,099)	(23,198)	16,346	(g)	7,796	(b)	(25,155)
Net income (loss)	153,034	(79,278)	97,676		(45,712)		125,720
Less net income attributable to non-controlling interest	120,156	43	18,105	(h)	(38,121)	(c)	100,140
			(43)	(i)
Net income (loss) attributable to shareholders	$32,878	$(79,321)	$79,614		$(7,591)		$25,580

Net income per common share – basic (Note 7)	$1.29						$0.77
Net income per common share – diluted (Note 7)	$1.27						$0.76
Weighted average shares outstanding – basic (Note 7)	25,400,181						33,400,181
Weighted average shares outstanding – diluted (Note 7)	25,844,735						33,844,735

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Notes to Unaudited Pro Forma Combined Financial Statements

1.
Basis of Presentation

The unaudited pro forma combined financial statements have been prepared in accordance with Article 11 of SEC Regulation S-X using assumptions set forth in the notes herein.

On May 14, 2025, the Acquisition was completed, and the Company paid approximately $1.055 billion of cash to the NFE Parties. The Acquisition was accounted for using the acquisition method of accounting in accordance with ASC 805, with Excelerate as the accounting acquirer. The Company’s allocation of the preliminary purchase price with respect to the Acquisition is based on estimates of, and assumptions related to, the fair value of the assets acquired and liabilities assumed as of the acquisition date of May 14, 2025, that were applied as if the Acquisition occurred on March 31, 2025. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measure. The Company intends to finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the closing date of the Acquisition. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial information and are subject to revision based on a final determination of fair value as of the closing date of the Acquisition. Differences between preliminary estimates and the final allocation of the consideration paid may have a material impact on the accompanying unaudited pro forma combined financial statements.

The unaudited pro forma combined balance sheet at March 31, 2025 was prepared as if the Transactions had occurred on March 31, 2025. The unaudited pro forma combined statements of income for the three months ended March 31, 2025 and for the year ended December 31, 2024 were prepared as if the Transactions had occurred on January 1, 2024. The unaudited pro forma combined financial statements have been derived from the historical consolidated financial statements of the Company and the Jamaica Business.

The unaudited pro forma combined financial statements and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by management; accordingly, actual results could differ materially from the pro forma information. Management believes the assumptions provide a reasonable and supportable basis for presenting the estimated significant effects of the transactions described above. These unaudited pro forma combined financial statements are provided for illustrative purposes only and may or may not provide an indication of results in the future.

Article 11 permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur, otherwise known as Management’s Adjustments. The Company has elected to present Management’s Adjustments in the unaudited pro forma combined financial statements in Note 8.

2.
Acquisition Reclassification Adjustments

Certain reclassifications have been made in the historical presentation of the Jamaica Business’s financial statements to conform to Excelerate’s historical presentation. Additionally, as part of preparing these unaudited pro forma combined financial statements, Excelerate conducted a review of the Jamaica Business’s accounting policies to determine if differences in accounting policies require reclassification of the Jamaica Business’s financial statement results to conform to Excelerate’s accounting policies. Aside from the accounting policy reclassifications identified below, Excelerate is not aware of any material differences between the accounting policies of the Jamaica Business and Excelerate.

		Balance Sheet
(In thousands)		As of March 31, 2025
Jamaica Business Caption	Excelerate Caption	Jamaica Business Historical	Reclassification Adjustments	Ref.	Jamaica Business As Adjusted
Property, plant and equipment, net	Property and equipment, net	$307,312	$623	(i)	$307,935
Other non-current assets, net	Other assets	31,589	(623)	(i)	30,966
Accounts payable	Accounts payable	5,013	(942)	(ii)	4,071
Accrued liabilities	Accrued liabilities and other liabilities	7,928	19,952	(ii)	27,880
	Current portion of deferred revenues	—	1,645	(iii)	1,645
Current lease liabilities		15,357	(15,357)	(ii)	—
Other current liabilities		5,298	(5,298)	(ii) (iii)	—
	Finance lease liabilities	—	42	(iv)	42
	Asset retirement obligations	—	5,389	(v)	5,389
Other long-term liabilities	Other long-term liabilities	5,389	19,722	(v) (vi)	25,111
Non-current lease liabilities	Operating lease liabilities	104,041	(42)	(iv)	103,999
Deferred tax liabilities, net		25,111	(25,111)	(vi)	—
Net parent investment		4,681	(4,681)	(vii)	—
	Additional paid-in capital	—	4,681	(vii)	4,681

(i)
Represents the reclassification of balances related to intangible assets for easements within “Other non-current assets, net” on the Jamaica Business’s historical balance sheet into “Property and equipment, net” to conform to the Company’s balance sheet presentation.
(ii)
Represents the reclassification of payroll related balances within “Accounts payable”, balances within “Current lease liabilities”, and certain balances within “Other current liabilities” on the Jamaica Business’s historical balance sheet into “Accrued liabilities and other liabilities” to conform to the Company’s balance sheet presentation.
(iii)
Represents the reclassification of deferred revenue balances within “Other current liabilities” on the Jamaica Business’s historical balance sheet into “Current portion of deferred revenues” to conform to the Company’s balance sheet presentation.
(iv)
Represents the reclassification of finance lease liabilities within “Non-current lease liabilities” on the Jamaica Business’s historical balance sheet into “Finance lease liabilities” to conform to the Company’s balance sheet presentation.
(v)
Represents the reclassification of balances contained in “Other long-term liabilities” on the Jamaica Business’s historical balance sheet into “Asset retirement obligations” to conform to the Company’s balance sheet presentation.
(vi)
Represents the reclassification of balances within “Deferred tax liabilities, net” on the Jamaica Business’s historical balance sheet into “Other long-term liabilities” to conform to the Company’s balance sheet presentation.
(vii)
Represents the reclassification of balances contained in “Net parent investment” on the Jamaica Business’s historical balance sheet into “Additional paid-in capital” to conform to the Company’s balance sheet presentation.

		Statement of Income
(In thousands)		Three Months Ended March 31, 2025
Jamaica Business Caption	Excelerate Caption	Jamaica Business Historical	Reclassification Adjustments	Ref.	Jamaica Business As Adjusted
	Gas sales	$—	$94,178	(i)	$94,178
Operating revenues		94,178	(94,178)	(i)	—
Cost of sales (exclusive of depreciation and amortization shown separately below)		75,089	(75,089)	(ii)	—
Operations and maintenance		10,796	(10,796)	(ii)	—
	Direct cost of gas sales	—	86,237	(ii)	86,237
Depreciation and amortization	Depreciation and amortization	5,692	(8)	(ii)	5,684
Selling, general and administrative	Selling, general and administrative expenses	7,003	(419)	(ii) (iii)	6,584
Interest expense	Interest expense	8,445	(16,965)	(iii)	(8,520)
Other expenses, net	Other income (loss), net	43	(86)	(iv)	(43)
Tax provision	Provision for income taxes	103	(206)	(v)	(103)
Net income attributable to non-controlling interest	Less net income attributable to non-controlling interests	(413)	826	(vi)	413

(i)
Represents the reclassification of balances contained in “Operating revenues” on the Jamaica Business’s historical income statement into “Gas sales” to conform to the Company’s income statement presentation.
(ii)
Represents the reclassification of balances contained in vessel related operating expenses within “Cost of sales (exclusive of depreciation and amortization shown separately below)”, balances within “Operations and maintenance”, finance lease amortization expense within “Depreciation and amortization”, and certain balances within “Selling, general and administrative expenses” on the Jamaica Business’s historical income statement into “Direct cost of gas sales” to confirm to the Company's income statement presentation.
(iii)
Represents the reclassification of surety bond premium expenses within “Selling, general and administrative expenses” on the Jamaica Business’s historical income statement into “Interest expense” and the presentation of “Interest expense” on the Jamaica Business’s historical income statement into a negative value within “Interest expense” to conform to the Company’s income statement presentation.
(iv)
Represents the presentation of balances within the presentation of balances within “Other expenses, net” on the Jamaica Business’s historical income statement into a negative value within “Other income (loss), net” to conform to the Company’s income statement presentation.
(v)
Represents the presentation of balances within “Tax provision” on the Jamaica Business’s historical income statement into a negative value within “Provision for (benefit from) income taxes” to conform to the Company’s income statement presentation.
(vi)
Represents the presentation of balances contained in “Net income attributable to non-controlling interest” on the Jamaica Business’s historical income statement into a positive value within “Less net income attributable to non-controlling interests” to conform to the Company’s income statement presentation.

		Statement of Income
(In thousands)		Year Ended December 31, 2024
Jamaica Business Caption	Excelerate Caption	Jamaica Business Historical	Reclassification Adjustments	Ref.	Jamaica Business As Adjusted
	Gas sales	$—	$357,519	(i)	$357,519
Operating revenues		357,519	(357,519)	(i)	—
Cost of sales (exclusive of depreciation and amortization shown separately below)		282,872	(282,872)	(ii)	—
Operations and maintenance		34,318	(34,318)	(ii)	—
	Direct cost of gas sales	—	318,990	(ii)	318,990
Depreciation and amortization	Depreciation and amortization	23,149	(34)	(ii)	23,115
Selling, general and administrative	Selling, general and administrative expenses	36,230	(2,499)	(ii) (iii) (iv)	33,731
Interest expense	Interest expense	35,825	(72,346)	(iii)	(36,521)
Other expenses, net	Other income (loss), net	1,205	(2,447)	(iv)	(1,242)
Tax provision	Provision for income taxes	23,198	(46,396)	(v)	(23,198)
Net income attributable to non-controlling interest	Less net income attributable to non-controlling interest	(43)	86	(vi)	43

(i)
Represents the reclassification of balances contained in “Operating revenues” on the Jamaica Business’s historical income statement into “Gas sales” to conform to the Company’s income statement presentation.
(ii)
Represents the reclassification of balances contained in vessel related operating expenses within “Cost of sales (exclusive of depreciation and amortization shown separately below)”, balances within “Operations and maintenance”, finance lease amortization expense within “Depreciation and amortization”, and certain balances within “Selling, general and administrative expenses” on the Jamaica Business’s historical income statement into “Direct cost of gas sales” to conform to the Company’s income statement presentation.
(iii)
Represents the reclassification of surety bond premium expenses within “Selling, general and administrative expenses” on the Jamaica Business’s historical income statement into “Other income, net” and the presentation of “Interest expense” on the Jamaica Business’s historical income statement into a negative value within “Interest expense” to conform to the Company’s income statement presentation.
(iv)
Represents the reclassification of debt financing costs within “Selling, general and administrative expenses” on the Jamaica Business’s historical income statement into “Interest expense” and the presentation of balances within “Other expenses, net” on the Jamaica Business’s historical income statement into a negative value within “Other income (loss), net” to conform to the Company’s income statement presentation.
(v)
Represents the presentation of balances within “Tax provision” on the Jamaica Business’s historical income statement into a negative value within “Provision for income taxes” to conform to the Company’s income statement presentation.
(vi)
Represents the presentation of balances contained in “Net income attributable to non-controlling interest” on the Jamaica Business’s historical income statement into a positive value within “Less net income attributable to non-controlling interests” to conform to the Company’s income statement presentation.

3.
Preliminary Purchase Price Allocation and Transaction Accounting Adjustments – Balance Sheet

The unaudited pro forma combined balance sheet as of March 31, 2025 reflects the following adjustments:

(a)
As the accounting acquirer, Excelerate accounted for the Acquisition using the acquisition method of accounting for business combinations in accordance with ASC 805. Excelerate’s allocation of the preliminary purchase price with respect to the Acquisition is based on estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed as of March 31, 2025, using currently available information. Because the unaudited pro forma combined financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on the financial position and results of operations of the combined company may be materially different from the pro forma amounts included herein. Excelerate expects to finalize the purchase price allocation as soon as reasonably practicable, which will not extend beyond the one-year measurement period provided under ASC 805.

The preliminary purchase price allocation is subject to change due to several factors, including, but not limiting to, the following:

•
Changes to the estimated purchase price based on the actual closing net working capital settlement;
•
Changes in the estimated fair value of the Jamaica Business’s identifiable assets acquired and liabilities assumed as of the closing date of the Acquisition, which could result from changes in estimates, discount rates and other factors. The preliminary purchase price allocation incorporates estimated adjustments for the fair value of the acquired property and equipment and intangible assets. These valuation estimates are preliminary estimates, and the final amounts and the resulting effect on Excelerate’s financial position and results of operations may differ significantly. The preliminary purchase price allocation uses the carrying value of the acquired asset retirement obligation since Excelerate has not yet completed its estimate of required adjustments to such amount; and
•
The tax basis of the Jamaica Business’s assets and liabilities as of the closing date of the Transaction.
•
The factors described in the section entitled “Risk Factors” within Excelerate’s Form 10-K filed on February 27, 2025 and Form 10-Q filed on May 8, 2025.

The tables below represent the pro forma March 31, 2025 preliminary value of the total consideration and its allocation to the net assets acquired:

(In thousands)	Purchase Price Consideration
Cash consideration	$692,721
Plus: Cash paid to the escrow agent	98,635
Plus: Cash paid to settle the Jamaica Business's third-party debt	225,419
Plus: Cash paid to settle transaction expenses	50,904
Preliminary consideration	$1,067,679

(In thousands)
Fair value of assets acquired	Preliminary Purchase Price Allocation
Cash and cash equivalents	$6,307
Current portion of restricted cash	636
Accounts receivable, net	38,523
Inventories	26,309
Other current assets	6,436
Property and equipment, net	425,152
Right-of-use assets	173,524
Intangible assets, net	380,000
Goodwill	253,383
Other assets	18,614
Total assets acquired	$1,328,884
Fair value of liabilities assumed
Accounts payable	4,071
Accrued liabilities and other liabilities	34,942
Current portion of deferred revenues	1,645
Operating lease liabilities	149,392
Finance lease liabilities	42
Asset retirement obligations	5,389
Other long-term liabilities	65,724
Total liabilities assumed	$261,205
Net assets acquired	$1,067,679

Property and equipment, net:

The preliminary amount of property and equipment, net is primarily comprised of LNG terminals and power plants and their related equipment. These assets will depreciate on a straight-line basis over an estimated remaining life of between five and 40 years. The preliminary fair value of property and equipment, net was determined using the indirect cost approach. Under the indirect cost approach, we applied asset-specific trend information using published indexes to calculate the estimated replacement cost of assets that were identified to be reflected at historical cost. The useful lives were determined using industry standards, factoring in the ages of the individual assets.

Intangible assets, net:

Intangible assets, net consist of customer relationships which have a useful life of approximately 20 years, the period in which we expect to benefit from services provided to customers. The preliminary fair value of the intangible assets was determined based on the period over which the assets are expected to contribute directly or indirectly to our future cash flows.

The fair value of the identifiable intangible assets related to customer relationships was determined using the multi-period excess earnings method, which is a specific application of the discounted cash flow method, an income approach whereby we estimated then discounted the future cash flows of the intangible asset by adjusting overall business revenue for attrition, obsolescence, cost of revenues, operating expenses and income tax expense. Significant estimates made in arriving at expected future cash flows included our probability of contract renewal and the amount of earnings attributable to the assets. To discount the estimated future cash flows, we utilized a discount rate that was a premium to the weighted average cost of capital of the business acquired to reflect the less liquid nature of customer relationships relative to the tangible assets acquired.

Goodwill:

Goodwill is calculated as the difference between the preliminary estimate of the fair value of the consideration transferred and the preliminary estimates of the fair value assigned to the assets acquired and liabilities assumed. Goodwill is considered to have an indefinite life and will be tested for impairment at least annually, or whenever impairment indicators are present.

(b)
Reflects the accrual of $29.4 million of estimated transaction costs expected to be incurred by Excelerate subsequent to March 31, 2025. These transaction costs are preliminary estimates; the final amounts and the resulting effect on Excelerate’s financial position may differ significantly.
(c)
Reflects the net impact related to the non-current portion of the tax receivable agreement, resulting from the impacts of the Transactions on the forecasted payments under the tax receivable agreement obligation. The adjustments to the tax receivable agreement obligation are driven by the forecasted taxable income of the combined corporate entity, which results in changes to the forecasted payments under the tax receivable agreement obligation. The adjusted forecasted payments were used to determine the obligation based on Excelerate’s accounting policy related to changes in estimates for the obligation. The estimated obligation is based on certain assumptions which are subject to significant uncertainty, are not yet final and are subject to change.
(d)
Reflects the recognition of the non-controlling interest in EELP as a result of the Acquisition.
4.
Transaction Accounting Adjustments – Statements of Income

The unaudited pro forma consolidated statements of income for the three months ended March 31, 2025 and the year ended December 31, 2024 reflects the following adjustments:

(a)
Reflects the adjustment to gas sales and direct cost of gas sales to present governmental charges on a gross basis in accordance with Excelerate’s policy.
(b)
Reflects adjustments to direct cost of gas sales related to the removal of the historical lease expense not assumed and the addition of expense for leases entered into by Excelerate to service the Jamaican assets. The adjustment also represents an increase resulting from the Company’s lease remeasurement based on the present value of lease payments as of March 31, 2025, including impacts of the Company’s updated incremental borrowing rate as well as favorable and unfavorable off market components.
(c)
Reflects the adjustment to direct cost of gas sales to represent third-party cost of sales.
(d)
Reflects the adjustment to depreciation expense related to the step-up in the preliminary fair value measurement of the property and equipment such as terminals, gas pipelines, and leasehold improvements. The remaining estimated depreciable lives of the property and equipment range from 5 to 40 years.
(e)
Reflects the incremental amortization expense related to the customer relationship intangible assets recorded as a result of the Acquisition.
(f)
Reflects the net decrease to interest expense resulting from (i) the elimination of interest expense related to the Jamaica Business’s historical third-party debt and (ii) the elimination of interest expense related to the Jamaica Business’s historical related party debt:

(In thousands)	Three Months Ended March 31, 2025	Year Ended December 31, 2024
Elimination of interest expense related to the Jamaica Business’s historical third-party debt	$3,780	$15,365
Elimination of interest expense related to the Jamaica Business’s historical related party debt	4,664	20,434
Net transaction accounting adjustments to interest expense	$8,444	$35,799

(g)
Reflects the estimated income tax impact of the transaction accounting adjustments from the Acquisition at the estimated blended federal and state statutory tax rate of approximately 10.8% and 20.1% for the three months ended March 31, 2025 and the year ended December 31, 2024, respectively. Because the tax rates used for these unaudited pro forma combined consolidated financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the Acquisition.
(h)
Reflects the net income attributable to non-controlling interests associated with the cumulative net effect of the transaction accounting adjustments from the Acquisition.
(i)
Reflects the adjustment to net income attributable to non-controlling interests as the Jamaica Business’s non-controlling interests were acquired prior to the close of the Acquisition.
(j)
Reflects the estimated transition and transaction costs expected to be incurred by Excelerate subsequent to March 31, 2025. These transition and transaction costs are preliminary estimates; the final amounts and the resulting effect on Excelerate’s results of operations may differ significantly. These costs are nonrecurring and will not affect Excelerate’s statement of income beyond twelve months after the close of the Acquisition.

5.
Financing Adjustments – Balance Sheet

The unaudited pro forma combined balance sheet as of March 31, 2025 reflects the following adjustments:

(a)
Reflects adjustments related to the Debt Offering used to effectuate the Acquisition as outlined below:

(In thousands)
Cash received from issuance of 2030 Notes	$800,000
Cash paid for repayment of term loan facility	(157,305)
Cash paid for deferred financing costs related to 2030 Notes	(15,091)
Total adjustments to cash and cash equivalents	$627,604

Deferred financing costs	(850)
Total adjustments to other current assets	$(850)

Deferred financing costs	(850)
Total adjustments to accrued liabilities and other liabilities	$(850)

Repayment of term loan facility – current	$(25,000)
Unamortized deferred financing costs related to term loan facility – current	753
Total adjustments to current portion of long-term debt	$(24,247)

Issuance of 2030 Notes	$800,000
Deferred financing costs related to 2030 Notes	(15,091)
Repayment of term loan facility	(132,305)
Unamortized deferred financing costs related to term loan facility	627
Total adjustments to long-term debt	$653,231

Unamortized deferred financing costs related to term loan facility – current	$(753)
Unamortized deferred financing costs related to term loan facility	(627)
Total adjustments to retained earnings	$(1,380)

(b)
Reflects adjustments related to the Equity Offering of 8,000,000 shares of Class A Common Stock, par value $0.001 per share at the public offering price of Class A Common Stock of $26.50 per share, less underwriting discounts and commissions of $1.192 per share and net of equity issuance costs.

(In thousands)
Cash received from Class A Common Stock issued	$212,000
Less underwriting discounts	(10,203)
Total adjustments to cash and cash equivalents	$201,797

Equity issuance expenses	$(600)
Total adjustments to other current assets	$(600)

Equity issuance expenses	$(600)
Total adjustments to accrued liabilities and other liabilities	$(600)

Class A Common Stock issued at $0.001 par value	$8
Total adjustments to Class A Common Stock	$8

Additional paid-in capital related to Equity Offering	$211,992
Adjustment to retained earnings from issuance costs	(10,203)
Total adjustments to additional paid-in capital	$201,789

(c)
Reflects the recognition of the non-controlling interest in EELP as a result of the Equity Offering.

6.
Financing Adjustments – Statements of Income

The unaudited pro forma combined statements of income for the three months ended March 31, 2025 and for year ended December 31, 2024 reflect the following adjustments:

(a)
Reflects adjustments related to the Debt Offering used to effectuate the Acquisition as outlined below:

(In thousands)	Three Months Ended March 31, 2025	Year Ended December 31, 2024
Incremental interest expense related to 2030 Notes	$(16,000)	$(64,000)
Incremental amortization expense for deferred financing costs related to 2030 Notes	(755)	(3,018)
Elimination of interest expense related to term loan facility	2,789	12,600
Elimination of amortization expense for deferred financing costs related to term loan facility	209	910
Total adjustment to interest expense	$(13,757)	$(53,508)

(b)
Reflects the estimated income tax impact of the financing adjustments from the Transactions at the estimated blended federal and state statutory tax rate of approximately 10.4% and 14.6% for the three months ended March 31, 2025 and the year ended December 31, 2024, respectively. Because the tax rates used for these unaudited pro forma combined consolidated financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the Transactions.
(c)
Reflects the adjustment to net income attributable to non-controlling interests associated with the cumulative net effect of the financing adjustments from the Transactions.
7.
Pro Forma Earnings Per Share

The table below represents the calculation of the weighted average shares outstanding and earnings per share included in the unaudited pro forma combined statements of income for the three months ended March 31, 2025 and the year ended December 31, 2024. As the Transactions are being reflected in the unaudited pro forma combined statements of income for the three months ended March 31, 2025 and the year ended December 31, 2024 as if they had occurred on January 1, 2024, the calculation of weighted average shares outstanding for the basic and diluted earnings per share assumes that the shares issued in the Equity Offering were outstanding for the entire period. The unaudited pro forma combined basic and diluted earnings per share calculations are based on the weighted average basic and diluted shares of Excelerate. The following table summarizes the computation of the unaudited pro forma basic and diluted net income per share:

(In thousands, except for share and per share amounts)	Three Months Ended March 31, 2025	Year Ended December 31, 2024
Pro forma net income attributable to shareholders	$9,841	$25,580

Pro forma weighted average shares outstanding
Weighted average shares outstanding – basic	23,900,116	25,400,181
Additional weighted average impact of shares issued in Equity Offering	8,000,000	8,000,000
Pro forma weighted average shares outstanding – basic	31,900,116	33,400,181
Issued upon assumed exercise of outstanding stock options	2,893	—
Dilutive effect of unvested restricted common stock	372,817	191,062
Dilutive effect of unvested performance units	454,377	253,492
Pro forma weighted average shares outstanding – diluted	32,730,203	33,844,735

Pro forma net earnings attributable to shareholders – basic	$0.31	$0.77
Pro forma net earnings attributable to shareholders – diluted	$0.30	$0.76

Anti-dilutive weighted average shares
Restricted common stock	—	282
Performance stock units	48	9,579
Class B Common Stock	82,021,389	82,021,389

8.
Management’s Adjustment

The Jamaica Business’s selling, general and administrative expenses were allocated based on percentage of Seller’s revenue and these annual synergies primarily related to optimizing Excelerate’s corporate operations. Had the Acquisition been completed as of January 1, 2024, management estimates that the following selling, general and administrative expenses would not have been incurred, on a pre-tax basis:

•
For the three months ended March 31, 2025, $5.8 million related to reduced selling, general and administrative expenses.
•
For the year ended December 31, 2024, $25.9 million related to reduced selling, general and administrative expenses.

The tax effect on the above adjustments have been calculated based on the blended federal and statutory rates of approximately 11.8% and 4.1% for three months ended March 31, 2025 and year ended December 31, 2024, respectively. Because the tax rates used for these unaudited pro forma combined consolidated financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the Transactions.

The following tables present the estimated effects on the unaudited pro forma condensed combined statements of income from elimination of the identified expense:

Statement of Income

Three Months Ended March 31, 2025

(In thousands, except share and per share amounts)

	Pro Forma Combined Excelerate	Management’s Adjustment	Pro Forma Combined Excelerate As Adjusted
Selling, general and administrative expenses	$27,936	$(5,832)	$22,104
Income before income taxes	57,588	5,832	63,420
Net income attributable to shareholders	9,841	1,442	11,283

Net income per common share – basic	$0.31	$0.04	$0.35
Net income per common share – diluted	$0.30	$0.04	$0.34

Statement of Income

Year Ended December 31, 2024

(In thousands, except share and per share amounts)

	Pro Forma Combined Excelerate	Management’s Adjustment	Pro Forma Combined Excelerate As Adjusted
Selling, general and administrative expenses	$127,879	$(25,875)	$102,004
Income before income taxes	150,875	25,875	176,750
Net income attributable to shareholders	25,580	7,133	32,713

Net income per common share – basic	$0.77	$0.21	$0.98
Net income per common share – diluted	$0.76	$0.21	$0.97